Comstock Mining Announces Public Offering of Common Stock

VIRGINIA CITY, NV (March 29, 2016). – Comstock Mining Inc. (the “Company”) (NYSE MKT: LODE), today announced an offer for sale of its common stock in an underwritten public offering. The Company intends to use the net proceeds from this offering for exploration and development of the Lucerne and the Dayton mine projects, the payoff of the Company's senior revolving credit facility and general corporate purposes. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

Northland Capital Markets and Tectonic Advisory Partners (acting through Ecoban Securities Corporation) are acting as financial advisors to the Company.

This offering is being made pursuant to an effective shelf registration statement (No. 333-208824) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Company and such offering.

Copies of the preliminary prospectus supplement and final prospectus supplement relating to this offering may be obtained, when available, from Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, which have or will be filed with the SEC.

About Comstock Mining Inc.
Comstock Mining Inc. is a producing, Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining, cultural asset protection and historical restorations. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and commenced production in 2012. The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for further exploration, development and mining. The near-term goal of the Company’s business plan is to maximize intrinsic stockholder value realized, per share, by validating qualified resources and reserves (proven and probable) from the Company’s first two resource areas, Lucerne and Dayton, and significantly grow the commercial development of the Company’s operations through extended, long-lived mine plans that are economically feasible and socially responsible.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 about Comstock. Forward-looking statements are statements that are not historical facts. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future industry market conditions; future changes in the Company’s exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors discussed in Item 1A, “Risk Factors” of the Company’s annual report on Form 10-K. Occurrence of such events or circumstances could have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows or the market price of the Company’s securities. All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Contact information for Comstock Mining Inc.:
PO Box 1118 Virginia City, NV 89440
questions@comstockmining.com
http://www.comstockmining.com
Corrado De Gasperis		Judd Merrill
President & CEO		Chief Financial Officer
Tel (775) 847-4755		Tel (775) 847-7325
degasperis@comstockmining.com		merrill@comstockmining.com